Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ZENITH NATIONAL INSURANCE CORP.

(A Delaware Corporation)

(May 13, 2009)

ARTICLE I.  OFFICES

Section 1.        Registered Office.  The registered office shall be established and maintained at the office of the UNITED STATES CORPORATION COMPANY, located at 2711 Centerville Road, City of Wilmington, County of New Castle, State of Delaware 19808, and said UNITED STATES CORPORATION COMPANY shall be the registered agent of this Corporation in charge thereof.

Section 2.        Other Offices.  The Corporation may establish other offices, within or without the State of Delaware, at such place or places as the Board of Directors from time to time may designate or the business of the Corporation may require.

ARTICLE II.  STOCKHOLDERS

Section 1.        Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.  The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “DGCL”)

Section 2.        Nature of Business at Meetings of Stockholders.  No business may be transacted at an Annual Meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty-five (45) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting:

(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(ii) the name and record address of each Proposing Person (as defined below);

(iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by each Proposing Person;

(iv) any Disclosable Interest (as defined below) of any Proposing Person;

(v) a description of all arrangements, agreements or understandings between any Proposing Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of any Proposing Person in such business;

(vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting;

(vii) a representation that such stockholder will update the information contained in the notice as of the record date of the meeting, by written notice to the Corporation not later than 10 days after the record date for the meeting; and

(viii) a representation whether any Proposing Person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal.

“Proposing Person” shall mean (i) any stockholder of the Corporation providing a notice pursuant to this Section 2 with respect to business to be brought before an annual meeting or a notice pursuant to Section 3 with respect to the nomination of a person or persons for election to the Board of Directors, as the case may be, (ii) the beneficial owner or owners, if different, of the shares of stock of the Corporation owned of record or beneficially by such stockholder, (iii) any person, directly or indirectly, controlling, controlled by or under common control with such stockholder or beneficial owner, and (iv) any person acting in concert with any of the foregoing.

“Disclosable Interest” with respect to any person shall mean any direct or indirect pecuniary, economic or other interest of such person in any capital stock of the Corporation, including, without limitation, any derivative instrument, convertible security, stock appreciation right, swap, option, warrant, short interest, hedge or profit sharing arrangement, any other arrangement, agreement or understanding (including any borrowing or lending of shares) the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, or any fee or compensation based on any increase or decrease in value payable to, such person, with respect to any share of stock of the Corporation or any other such interest.

No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 2; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 2 shall be deemed to preclude discussion by any stockholder of any such business.  If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 3.        Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board of Directors at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, may be made (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than forty-five (45) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director:

(A) the name, age, business address and residence address of the person;

(B) the principal occupation or employment of the person;

(C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person;

(D) a description of all direct and indirect compensation and other material monetary agreements, arrangements, agreements and understandings, and any other material relationship, between or among any Proposing Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, in each case at any time during the past three years;

(E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, or any successor provisions thereto; and

(F) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; and

(ii) as to the stockholder giving the notice and each other Proposing Person:

(A) the name and record address of such stockholder or other Proposing Person;

(B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder or other Proposing Person;

(C) any Disclosable Interest of such stockholder or other Proposing Person;

(D) a description of all arrangements, agreements or understandings between such stockholder or other Proposing Person or any proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

(E) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice;

(F) a representation that such stockholder will update the information contained in the notice as of the record date of the meeting, by written notice to the Corporation not later than 10 days after the record date for the meeting;

(G) a representation whether such stockholder or any other Proposing Person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination; and

(H) any other information relating to any Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, or any successor provisions thereto.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.  If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 4.        Annual Meetings.  The Annual Meeting of Stockholders for the election of directors and the transaction of other business shall be held on such date and at such time as shall be designated from time to time by the Board of Directors.  Any other proper business may be transacted at the Annual Meeting of Stockholders.

Section 5.        Special Meetings.  Special Meetings of the stockholders, for any purpose or purposes, may be called by the President or the Secretary, or by resolution of the Board of Directors, and may be held at such time and place as shall be stated in the notice of the meeting.  At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of the meeting (or any supplement thereto).

Section 6.        Notice of Meetings.  Written notice, stating the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat, either personally or by mail, at his address as it appears on the records of the Corporation as of the record date of the meeting, not less than ten (10) nor more than sixty (60) days prior to the date of the meeting.

Section 7.        Voting.  Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation, the provisions of these Bylaws, and the laws of the State of Delaware, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.  Except as otherwise provided in the Certificate of Incorporation or the laws of the State of Delaware, all elections for directors shall be decided by plurality vote, and all other questions shall be decided by majority vote.

A complete list of the stockholders entitled to vote at a meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the registered office of the Corporation in the State of Delaware.  The list shall also be produced and kept available at the time and place of the meeting, during the entire time thereof, and may be inspected by any stockholder or his proxy who may be present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 8.        Quorum.  Except as otherwise required by law, by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation issued and outstanding and entitled to vote, shall constitute a quorum at all meetings of stockholders.  In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present either in person or by proxy, shall have power to adjourn the meeting, from time to time, without notice other than an announcement at the meeting, until the requisite amount of stock entitled to vote shall be present.  At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

Section 9.        Action Without Meeting.  Any action to be taken by the stockholders may be taken without a meeting if, prior to such action, all stockholders entitled to vote thereon shall consent to the action by a writing filed with the records of the meetings of stockholders, and such consent shall be treated for all purposes as a vote at a meeting treated for all purposes as vote at a meeting.

Section 10.      Conduct of Meetings.  The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 11.      Inspectors of Election.  In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof.  One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation.  Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.  The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE III.   DIRECTORS

Section 1.        Number and Term.  The number of directors shall be not less than five (5) nor more than ten (10), the exact number of which shall be fixed from time to time by the Board of Directors.

Except as provided in Article VI hereof directors shall be elected at the Annual Meeting of Stockholders, and each director shall hold office until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal.

Section 2.        Quorum.  At all meetings of the Board of Directors  or any committee thereof, a majority of the total number of directors, or a majority of the number of directors constituting such committee, as the case may be, shall constitute a quorum, for the transaction of business.  If, at any meeting of the Board, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

Section 3.        First Meeting.  The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present,

immediately after the Annual Meeting of Stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

Section 4.        Election of Officers.  At the first meeting, or at any subsequent meeting called for that purpose, the directors shall elect the officers of the Corporation, as more specifically set forth in Article V of these Bylaws.  Each officer shall hold office until the next annual election of officers, and until his or her successor is elected and shall have qualified, or until such officer’s earlier resignation, removal or death.

Section 5.        Regular Meetings.  Regular meetings of the directors may be held, without notice, at such places and times as from time to time shall be determined by resolution of the Board of Directors.

Section 6.        Special Meetings.  Special meetings of the Board of Directors may be called by the President, or by the Secretary on the written request of any two directors, on at least two (2) days’ notice to each director.  Notice of special meetings shall state the place, date and hour of the meeting and shall be given to each director either by mail, telephone or electronic means.

Section 7.        Place of Meeting.   The directors may hold their meetings, either within or without the State of Delaware, at such places as from time to time may be determined by resolution of the Board.

Section 8.        Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, or any committees thereof, may be taken without a meeting if, prior to such action, all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 9.        Meetings by Means of Conference Telephone.  Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10.      Powers.  The Board of Directors shall exercise all of the powers of the Corporation, except such as are by law, by the Certificate of Incorporation, or by these Bylaws conferred upon or reserved to the stockholders.

Section 11.      Compensation.  The Board of Directors shall have authority to fix the compensation of directors for services to the Corporation in any capacity.  Such compensation may be in any form designated by the Board, including (without limitation) an annual payment or a fixed sum for attendance at meetings of the Board and committees thereof, or both, and reimbursement of expenses for attendance at such meetings.  Nothing herein contained shall be construed to preclude any director from serving the Corporation, its subsidiaries or affiliates in any capacity as an officer, agent or otherwise, and receiving compensation therefor.

Section 12.      Chairman of the Board.  The Board of Directors shall elect a Chairman of the Board who shall preside at all Board of Directors and stockholder meetings.  The Chairman of the Board shall not be deemed to be an officer of the Corporation, notwithstanding anything contained in Article V hereof to the contrary, unless designated as an officer by resolution of the Board of Directors.

ARTICLE IV.   COMMITTEES

The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation.  Each such committee, to the extent provided in said resolution or resolutions, or in these Bylaws, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to any and all papers that may require it.  Unless the Board of Directors shall provide otherwise, a majority of the members of any such committee may fix the time and place of its meetings.  Committees shall keep regular minutes of their proceedings, and report the same to the Board of Directors when required.  Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange on which the securities of the Corporation are listed.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  Subject to the rules and regulations of any securities exchange on which the securities of the Corporation are listed, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of

Directors to act at the meeting in the place of any absent or disqualified member.  Notwithstanding anything to the contrary contained in this Article IV, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.    The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or dissolve any such committee.  Nothing herein shall be deemed to prevent to the Board of Directors from appointing committees consisting in whole or in part of persons who are not directors of the Corporation, provided, however, that no such committee shall have or exercise any authority of the Board of Directors.

ARTICLE V.  OFFICERS

Section 1.        Officers.  The officers shall be elected at the first meeting of the Board of Directors after each Annual Meeting of Stockholders.  The directors shall elect a President, a Secretary and a Treasurer; they may also elect a Chairman of the Board, one or more Vice Presidents, and such Assistant Secretaries and Assistant Treasurers, as they may deem proper.  None of the officers of the Corporation need be a director.  Any officer elected by the Board of Directors may be removed at any time by the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.  Any one person may hold two or more offices, except those of President and Secretary.

The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold office for such terms and shall exercise such powers an perform such duties as from time to time shall be determined by the Board of Directors.

Section 2.        Chairman of the Board.  The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 3.        President.  The President shall be the chief executive officer of the Corporation, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.  He shall preside at all meetings of the stockholders, if present thereat, and, in the absence or non-election of the Chairman of the

Board, at all meetings of the Board of Directors.  He shall have general supervision, direction and control of the business of the Corporation.  Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the Corporation, and he shall cause the corporate seal to be affixed to any instrument requiring it, and when so affixed, the seal shall be attested by the Secretary or the Treasurer, or an Assistant Secretary or an Assistant Treasurer.

Section 4.        Vice Presidents.  Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors, and, in the absence of the President, or in the event of his inability to act, the Vice Presidents, in the order specified by the Board of Directors, shall perform the functions of President.

Section 5.        Secretary.  The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and, in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, the Board of Directors, or the stockholders, upon whose requisition the meeting is called as provided in these Bylaws.  He shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the President.  He shall have custody of the corporate seal, and shall affix the same to all instruments requiring it, when authorized by the President or the Board of Directors, and shall attest the same.

Section 6.        Treasurer.  The Treasurer shall have the custody of the Corporation’s funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation.  He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated or authorized by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements.  He shall render to the President and the Board of Directors, at the regular meetings of the Board, or whenever they may request it, an accounting of all his transactions as Treasurer, and of the financial condition of the Corporation.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his duties, in such amount and with such surety as the Board shall prescribe.

Section 7.        Appointment of Officers.  The Board may empower the Chairman of the Board or the President to appoint such officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board, or the Chairman of the Board or the President may from time to time direct, and who shall hold office until he shall resign or shall be removed or be otherwise disqualified to serve.

ARTICLE VI.  RESIGNATIONS; FILLING

OF VACANCIES; INCREASE IN NUMBER

OF DIRECTORS; REMOVAL FROM OFFICE

Section 1.        Resignations.  Any director, member of a committee, or other officer may resign at any time.  Such resignation shall be made in writing, and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the President or the Secretary.  The acceptance of a resignation shall not be necessary to make it effective.

Section 2.        Filling of Vacancies.  If the office of any officer, director or member of a committee becomes vacant, the remaining directors in office, although less than a quorum, may appoint, by a majority vote, any qualified person to fill such vacancy, who shall hold office for the unexpired term of his predecessor, or until his successor shall be duly chosen and shall have qualified, subject to such director or officer’s earlier death, resignation, disqualification or removal.

Section 3.               Increase in Number of Directors.  The number of directors may be increased at any time by the affirmative vote of a majority of the entire Board, or by the affirmative vote of a majority in interest of the stockholders, at a special meeting called for that purpose, and, by like vote, pursuant to Section 2 above, the additional directors may be chosen at such meeting to hold office until the next annual election or until their successors are elected and shall have qualified.

Section 4.        Removal.  At a meeting of stockholders expressly called for such purpose, any or all of the members of the Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares then entitled to vote at an election of directors, and said stockholders may elect, at the meeting called for the purpose of removal, a successor or successors to fill any resulting vacancies for the unexpired terms of the removed directors.

Any member of a committee, elected or appointed by the Board of Directors, may be removed by a majority vote of the entire Board whenever, in its judgment, the best interests of the Corporation will be served thereby.

ARTICLE VII.  CAPITAL STOCK

Section 1.        Certificates.  The shares of the Corporation shall be evidenced by certificates in such form as the appropriate officers of the Corporation may from time to time prescribe; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares. Notwithstanding the foregoing, each holder of uncertificated shares shall be entitled, upon request, to a certificate representing such shares.  Shares represented by certificates shall be numbered and registered in a share register as they are issued.  Share certificates shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value as the case may be.  Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

Section 2.        Signatures on Certificates.  Every share certificate shall be signed by the Chairman of the Board, the President or a Vice President; and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the Corporation’s seal.  Such seal and any or all of the signatures on the certificate may be by facsimile.

Section 3.        Transfer Agents and Registrars; Facsimile Signatures.  The Board may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.  Where a certificate is signed (a) by a transfer agent or an assistant or co-transfer agent, or (b) by a transfer clerk or (c) by a registrar or co-registrar, the signature of any officer or other duly authorized signatory thereof may be by facsimile.  In case any officer or officers of the Corporation who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may, nevertheless, be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 4.        Lost Certificates.  In case of loss or destruction of any certificate of stock or other security of the Corporation, another may be issued in its place upon satisfactory proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation and to the transfer agents and registrars, if any, of such stock or other security, in such sum as the Board may provide.  The Board may delegate to any officer or officers of the Corporation the authorization of the issue of such new certificate or certificates and the approval of the form and amount of such indemnity bond and the surety thereon.

Section 5.        Transfer of Shares.  Upon surrender to the Corporation, or a transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation may issue a new certificate, or, upon request, evidence of the equivalent uncertificated shares, to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Upon receipt of proper transfer instructions from the holder of uncertificated shares, the Corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares, or, upon such holder’s request, certificated shares, to the person entitled thereto, and record the transaction upon its books.

Section 6.        Registered Stockholders.  The Corporation and its transfer agents shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claims to, or interest in, such shares on the part of any other person and shall not be liable for any registration or transfer of shares which are registered, or to be registered, in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary, or nominee of a fiduciary, is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

Section 7.        Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 8.        Dividends.  Subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware, the Board of Directors, at any regular or special meeting, may declare dividends upon the capital stock of the Corporation, as and when it may deem expedient.

ARTICLE VIII  MISCELLANEOUS PROVISIONS

Section 1.        Corporate Seal.  The Board of Directors shall adopt and may alter a common seal of the Corporation.  Said seal shall be circular in form and shall contain the name of the Corporation, the year of its creation, and the words: “CORPORATE SEAL DELAWARE”.  It may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 2.        Fiscal Year.  The fiscal year of the Corporation shall be the calendar year.

Section 3.        Checks, Drafts, Notes.  All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.        Corporate Records.  The Corporation shall keep correct and complete books of account and minutes of the proceedings of its stockholders and directors, as well as an original stock ledger or list of stockholders, containing the names and addresses of the stockholders, the number of shares held by them, and the date of issuance of said certificates of stock.

Any stockholder of record, in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, shall have the right, during the usual hours for business, to inspect for any proper purpose the books and records of the Corporation, as well as its stock ledger and/or list of stockholders, and to make copies or extracts therefrom.  Such demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

Section 5.        Notice and Waiver of Notice.  Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.  Notice to directors or committee members may be given personally or by means of electronic transmission.

Whenever any notice is required to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the Board of Directors or a committee thereof need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE IX.  AMENDMENTS

Section 1.        Amendments of Bylaws.  These Bylaws may be altered or repealed, and Bylaws may be made at any Annual Meeting of Stockholders, or at any Special Meeting thereof, if notice of the proposed alteration or repeal, or Bylaw or Bylaws to be made, be contained in the notice of such Special Meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat; or by the affirmative vote of a majority of the entire Board of Directors, at any regular meeting of the Board, or at any special meeting thereof if notice of the proposed alteration or repeal, or Bylaw or Bylaws to be made, be contained in the notice of such special meeting.

ARTICLE X

Section 1.        This Corporation shall not be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware concerning “Business Combinations with Interested Stockholders.”